  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 21, 1998
                                                   REGISTRATION NO. 333-40377




                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                           POST-EFFECTIVE AMENDMENT NO. 1
                                     ON FORM S-8
                                         TO
                                       FORM S-4
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                   ---------------

                                   IMC GLOBAL INC.
                (Exact name of Registrant as specified in its charter)

                                   ---------------

                  DELAWARE                              36-3492467
        (State or Other Jurisdiction                 (I.R.S. Employer
      of Incorporation or Organization)            Identification Number)

             2100 SANDERS ROAD                            60062
            NORTHBROOK, ILLINOIS                        (Zip Code)
      (Address of Principal Executive
                  Offices)



                   1982 STOCK OPTION PLAN OF FREEPORT-MCMORAN INC.
      1988 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS OF FREEPORT-MCMORAN INC.
                     FREEPORT-MCMORAN INC. 1992 STOCK OPTION PLAN
                     FREEPORT-MCMORAN INC. 1996 STOCK OPTION PLAN

                              (Full Title of the Plans)

                                 MARSCHALL I. SMITH
                     SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                                  IMC GLOBAL INC.
                                 2100 SANDERS ROAD
                            NORTHBROOK, ILLINOIS  60062
                                   (847) 272-9200
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                                INTRODUCTORY STATEMENT

     IMC Global Inc., a Delaware corporation (the "Registrant" or "IMC"), hereby amends its Registration Statement on Form S-4 (Registration No. 333-40377) (the "S-4") by filing this Post-Effective Amendment No. 1 on Form S-8.

     On December 22, 1997, Freeport-McMoRan Inc., a Delaware corporation ("FTX") merged with and into the Registrant, with the Registrant as the surviving corporation (the "Merger") as contemplated by the Agreement and Plan of Merger dated as of August 26, 1997(the "Merger Agreement") by and between the Registrant and FTX. As contemplated by the Merger Agreement and described in the S-4, immediately prior to the Merger, certain transactions among FTX, Freeport-McMoRan Resource Partners, Limited Partnership and Freeport-McMoRan Sulphur Inc. ("Freeport Sulphur") were consummated ("Related Transactions").

     Prior to the Merger, FTX had outstanding non-qualified stock options, stock appreciation rights ("SARs"), and stock incentive units ("SIUs") ("FTX Stock-Based Awards") under the 1982 Stock Option Plan of Freeport-McMoRan Inc.; the 1988 Stock Option Plan for Non-Employee Directors of Freeport-McMoRan Inc.; the Freeport-McMoRan Inc. 1992 Stock Option Plan; and the Freeport-McMoRan Inc. 1996 Stock Option Plan (collectively the "Plans"). In connection with the Related Transactions, the exercise price of each of the FTX Stock-Based Awards was adjusted, as described in the S-4.

     Upon the Merger, each outstanding FTX Stock-Based Award, as adjusted in the manner described in the S-4, became an IMC award (an "IMC Stock-Based Award") of the same kind and with the same cash payment features as the adjusted FTX Stock-Based Award that it replaced. The number of shares of IMC common stock subject to an IMC Stock-Based Award is equal to the product of
(i) .90 multiplied by (ii) the number of shares of FTX common stock underlying the related FTX Stock-Based Award. The exercise price with respect to each IMC Stock-Based Award is equal to the adjusted exercise price of the related FTX Stock-Based Award, reduced by $1.75.

     All IMC Stock-Based Awards were fully exercisable upon grant because all FTX Stock-Based Awards were or became fully exercisable upon the Merger.

     The term of each IMC Stock-Based Award is the same as that of the FTX Stock-Based Award that it replaced, except that any requirement that the holder thereof render services to FTX is deemed to be satisfied as long as the holder thereof is rendering services, whether as a director, officer, employee, or otherwise to Freeport-Sulphur or to one of number of entities specified in the Merger Agreement which were affiliated with FTX prior to the Merger.

     This Post-Effective Amendment relates to the offer and sale after the Effective Time, as defined in the Merger Agreement, of IMC common stock, par value $1.00 (the "IMC Common Stock")together with the associated preferred stock purchase rights (the "Rights"), pursuant to and in accordance with the FTX Stock-Based Awards.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents heretofore filed by the Registrant with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference:

1.   The Registrant's Annual Report on Form 10-K for the year ended June 30,
     1997;

2. The Registrant's Quarterly Reports on Form 10-Q for the quarter ended September 30, 1997;

3. The Registrant's Current Reports on Form 8-K filed June 30, 1997, July 23, 1997, August 12, 1997, August 26, 1997, December 9, 1997, December 12,
     1997, January 6, 1998 and January 15, 1998;

4. The description of the IMC Common Stock contained in the Registration Statement on Form 8-A/A-1 filed January 12, 1996, including any amendments or reports filed for the purpose of updating such description; and

5. The description of the Rights contained in Registration Statement on Form 8-A filed June 23, 1989, as amended by Form 8-A/A filed September 18, 1995 and January 24, 1996, including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.

     The legal matters in connection with the issuance and due authorization of the IMC Common Stock and the associated Rights being registered hereby have been passed upon by Marschall I. Smith, its Senior Vice President and General Counsel. As of January 19, 1998, Mr. Smith was the beneficial owner of 129,042 shares of IMC Common Stock (including 112,100 shares issuable upon the exercise of stock options, 75,766 of which are currently exercisable).

Item 6.   Indemnification of Directors and Officers.

     The Registrant's charter and by-laws provide for indemnification of the Registrant's directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful.

     Section 145 of the General Corporation Law of the State of Delaware gives corporations the power to indemnify directors and officers under certain circumstances. In addition, under Section 145, where a director or officer is successful on the merits or otherwise in the defense of any action, or any claim, issue or matter therein, the corporation must indemnify such director or officer against expenses actually and reasonably incurred.

     The Registrant also maintains directors and officers liability and corporate reimbursement insurance which provides for coverage against loss arising from claims made against directors and officers in their capacity as such.

Item 7.   Exemptions from Registration Claimed.

     Not Applicable.

Item 8.   Exhibits.

     (a) The following is a list of Exhibits included as part of this Registration Statement. The Registrant agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request. Items marked with an asterisk are filed herewith.

4.1 Restated Certificate of Incorporation, as amended (incorporated by reference to the Registrant's Report on Form 8-K dated November 1,
         1994).

4.2 Certificate of Amendment to Restated Certificate of Incorporation, dated October 20, 1994 (incorporated by reference to Exhibit 3.2 to the Registrant's Report on Form 10-K dated September 24, 1997).

4.3 Certificate of Amendment to Restated Certificate of Incorporation, dated October 23, 1995 (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form 8-A/A-1 dated January 12,
         1996).

4.4 Certificate of Amendment to Restated Certificate of Incorporation, dated March 1, 1996 (incorporated by reference to Exhibit 4.4 of the Registrant's Post-Effective Amendment No. 1 on Form S-8 to Form S-4 (No. 333-0439) dated March 1, 1996).

4.5*     Certificate of Merger, dated December 22, 1997.

4.6* Certificate of Amendment to Restated Certificate of Incorporation, dated as of December 22, 1997.

4.7 Bylaws of IMC Global Inc. (incorporated by reference to Exhibit 4.5 of the Registrant's Registration Statement on Form S-4 (No. 333-40377) dated November 17, 1997).

4.8 Rights Agreement, dated June 21, 1989, between IMC Global Inc. and The First National Bank of Chicago, as Rights Agent (incorporated by reference to Exhibit 10.35 to Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1989).

4.9 Amendment to Rights Agreement, effective as of April 29, 1993 (incorporated by reference to Exhibit 3.2 to Registrant's Registration Statement on Form 8-A/A-1 dated January 12, 1996).

4.10 Amendment to Rights Agreement, dated August 17, 1995 (incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A/A dated September 7, 1995).

4.11*    1982 Stock Option Plan of FTX, as amended.

4.12*    1988 Stock Option Plan for Non-Employee Directors of FTX, as amended.

4.13*    FTX 1992 Stock Option Plan, as amended.

4.14*    FTX 1996 Stock Option Plan, as amended.

4.15 The instruments defining the rights of holders of long-term debt securities of the Registrant and its subsidiaries are omitted pursuant to Item 601(b)(4)(iii)(A) of Registration S-K. The Registrant hereby agrees to furnish copies of these instruments to the SEC upon request.

5*       Opinion of Marschall I. Smith.

23.1*    Consent of Ernst & Young LLP.

23.2*    Consent of Arthur Andersen LLP.

23.3*    Consent of Arthur Andersen LLP.

23.4* Consent of Marschall I. Smith (included in Exhibit 5 to this Post-Effective Amendment).

24.1 Powers of Attorney (filed by the Registrant with the SEC on November 17, 1997 with the Registration Statement on Form S-4 to which this Post-Effective Amendment relates).

24.2*    Power of Attorney for Donald F. Mazankowski.

(b)  Not applicable.


Item 9.  Undertakings.

     (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the

     Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northbrook, State of Illinois, on January 21, 1998.

                                       IMC GLOBAL INC.



                                       By: /s/ Marschall I. Smith
                                          ------------------------------------
                                          Marschall I. Smith
                                          Senior Vice President and
                                          General Counsel

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Robert E. Fowler, Jr.     Chief Executive            January 21, 1998
----------------------------  Officer (principal
Robert E. Fowler, Jr.         executive officer),
                              President (principal
                              operating officer)
                              and Director

/s/ Lynn F. White             Senior Vice President      January 21, 1998
----------------------------  (principal financial
Lynn F. White                 officer)

/s/ Anne M. Scavone           Vice President and         January 21, 1998
----------------------------  Controller (principal
Anne M. Scavone               accounting officer)


                                   DIRECTORS

         *                    Chairman and Director      January 21, 1998
----------------------------
Wendell F. Bueche

         *
----------------------------  Director                   January 21, 1998
Raymond F. Bentele

----------------------------  Director
Robert W. Bruce III

         *                    Director                   January 21, 1998
----------------------------
Rod F. Dammeyer

         *                    Director                   January 21, 1998
----------------------------
Dr. James M. Davidson

----------------------------  Director
Rene L. Latiolais

         *                    Director                   January 21, 1998
----------------------------
Harold M. Mackay

         *                    Director                   January 21, 1998
----------------------------
David M. Mathis

         *                    Director                   January 21, 1998
----------------------------
Donald F. Mazankowski

         *                    Director
----------------------------
James R. Moffett

         *                    Director                   January 21, 1998
----------------------------
Thomas H. Roberts, Jr.

         *                    Director                   January 21, 1998
----------------------------
Joseph P. Sullivan

         *                    Director                   January 21, 1998
----------------------------
Richard L. Thomas

         *                    Director                   January 21, 1998
----------------------------
Billie B. Turner




January 21, 1998

*By: /s/ Marschall I. Smith
    -----------------------------
     Marschall I. Smith
     Attorney-in-Fact

EXHIBIT INDEX

EXHIBIT
NUMBER    DESCRIPTION OF EXHIBIT
-------   ----------------------

4.1 Restated Certificate of Incorporation, as amended (incorporated by reference to the Registrant's Report on Form 8-K dated November 1,
          1994).

4.2 Certificate of Amendment to Restated Certificate of Incorporation, dated October 20, 1994 (incorporated by reference to Exhibit 3.2 to the Registrant's Report on Form 10-K dated September 24, 1997).

4.3 Certificate of Amendment to Restated Certificate of Incorporation, dated October 23, 1995 (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form 8-A/A-1 dated January 12, 1996).

4.4 Certificate of Amendment to Restated Certificate of Incorporation, dated March 1, 1996 (incorporated by reference to Exhibit 4.4 of the Registrant's Post-Effective Amendment No. 1 on Form S-8 to Form S-4 (No. 333-0439) dated March 1, 1996).

4.5*      Certificate of Merger, dated December 22, 1997.

4.6* Certificate of Amendment to Restated Certificate of Incorporation, dated as of December 22, 1997.

4.7 Bylaws of IMC Global Inc. (incorporated by reference to Exhibit 4.5 of the Registrant's Registration Statement on Form S-4 (No. 333-40377) dated November 17, 1997).

4.8 Rights Agreement, dated June 21, 1989, between IMC Global Inc. and The First National Bank of Chicago, as Rights Agent (incorporated by reference to Exhibit 10.35 to Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1989).

4.9 Amendment to Rights Agreement, effective as of April 29, 1993 (incorporated by reference to Exhibit 3.2 to Registrant's Registration Statement on Form 8-A/A-1 dated January 12, 1996).

4.10 Amendment to Rights Agreement, dated August 17, 1995 (incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A/A dated September 7, 1995).

4.11*     1982 Stock Option Plan of FTX, as amended.

4.12*     1988 Stock Option Plan for Non-Employee Directors of FTX, as amended.

4.13*     FTX 1992 Stock Option Plan, as amended.

4.14*     FTX 1996 Stock Option Plan, as amended.

4.15 The instruments defining the rights of holders of long-term debt securities of the Registrant and its subsidiaries are omitted pursuant to Item 601(b)(4)(iii)(A) of Registration S-K. The Registrant hereby agrees to furnish copies of these instruments to the SEC upon request.

5*        Opinion of Marschall I. Smith.

23.1*     Consent of Ernst & Young LLP.

23.2*     Consent of Arthur Andersen LLP.

23.3*     Consent of Arthur Andersen LLP.

23.4* Consent of Marschall I. Smith (included in Exhibit 5 to this Post-Effective Amendment).

24.1 Powers of Attorney (filed by the Registrant with the SEC on November 17, 1997 with the Registration Statement on Form S-4 to which this Post-Effective Amendment relates).

24.2*     Power of Attorney for Donald F. Mazankowski.

_____________
* Filed herewith.